Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-225566 on Form S-11 of our report dated March 19, 2018, relating to the consolidated financial statements of Blackstone Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Blackstone Real Estate Income Trust, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
November 20, 2018